UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2020

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2020, Bed Bath & Beyond Inc. (the “Company”) entered into an asset-based credit agreement (the “Credit Agreement”) among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”), and the lenders party thereto. A portion of the proceeds advanced under the Credit Agreement will be used to refinance the Company’s existing revolving credit agreement, dated as of November 14, 2017, among the Company, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent.

The Credit Agreement provides for an asset-based revolving credit facility (the “ABL Facility”) with aggregate revolving commitments established at closing of $850,000,000, including a swingline subfacility and a letter of credit subfacility. The Credit Agreement has an uncommitted expansion feature which allows the borrowers to request, at any time following the delivery of an initial field exam and appraisal, an increase in aggregate revolving commitments under the ABL Facility or elect to enter into a first-in-last-out loan facility, collectively, in an aggregate amount of up to $375,000,000, subject to certain customary conditions. The Credit Agreement matures on June 19, 2023.

The ABL Facility is secured on a first priority basis (subject to customary exceptions) on all accounts receivable (including credit card receivables), inventory, certain deposit accounts and securities accounts, and certain related assets, of the Company and its subsidiaries that are borrowers or guarantors under the ABL Facility. Amounts available to be drawn from time to time under the ABL Facility (including, in part, in the form of letters of credit) are equal to the lesser of (i) outstanding revolving commitments under the Credit Agreement and (ii) a borrowing base equal to the sum of (a) 70% of eligible credit card receivables (which will increase automatically to 90% upon the satisfaction of certain conditions, including the delivery of an initial field exam and appraisal), plus (b) 70% of eligible inventory (which will increase automatically to 90% upon the satisfaction of certain conditions, including the delivery of an initial field exam and appraisal), valued at the lower of cost or market value, determined on a weighted average cost basis, minus (c) customary reserves. The borrowing base will reduce automatically to zero if the delivery of an initial field exam and appraisal does not occur on or prior to the later of (x) 90 days after the effective date of the Credit Agreement (which date may be extended by the Agent up to an additional 90 days, subject to certain conditions set forth in the Credit Agreement) and (y) 30 days after the date on which at least 80% of the stores, in the aggregate, of the Company and its subsidiaries that are loan parties under the Credit Agreement that are located in the United States and Canada, which are currently closed due to government restrictions in place as a result of the coronavirus pandemic, are permitted to open for operation under applicable laws.

Subject to customary exceptions and restrictions, the Company may voluntarily repay outstanding amounts under the ABL Facility at any time without premium or penalty. Any voluntary prepayments made will not reduce commitments under the ABL Facility. If at any time the outstanding amount under the ABL Facility exceeds the lesser of (i) the aggregate revolving commitments and (ii) the borrowing base, the Company will be required to prepay outstanding amounts or cash collateralize letter of credit obligations under the ABL Facility.

The Credit Agreement contains a mandatory prepayment provision which provides that if at any time (i) the aggregate amount of unrestricted cash and cash equivalents of the Company and its consolidated subsidiaries would exceed $100,000,000 and (ii) the aggregate principal amount of all loans (other than incremental first-in-last-out loans borrowed under the expansion feature of the Credit Agreement) exceeds $600,000,000, then the borrowers must prepay outstanding obligations under the Credit Agreement in an aggregate amount equal to such excess.

Outstanding amounts under the Credit Agreement bear interest at a rate per annum equal to, at the applicable borrower’s election: (i) in the case of loans denominated in US dollars, LIBOR and an alternate base rate and (ii) for loans denominated in Canadian dollars, CDOR and the Canadian prime rate, in each case as set forth in the Credit Agreement, plus an interest rate margin based on average quarterly availability ranging from (i) in the case of LIBOR loans and CDOR loans, 2.25% to 2.75%; provided that if LIBOR or CDOR is less than 1.00%, such rate shall be deemed to be 1.00%, as applicable, and (ii) in the case of alternate base rate loans and Canadian prime rate loans, 1.25% to 1.75%; provided that if the alternate base rate or Canadian prime rate is less than 2.00%, such rate shall be deemed to be 2.00%, as applicable.

The Credit Agreement contains customary representations and warranties, events of default and financial, affirmative and negative covenants for facilities of this type, including but not limited to a springing financial covenant relating to a fixed charge coverage ratio, and restrictions on indebtedness, liens, investments and acquisitions, asset dispositions, restricted payments and prepayment of certain indebtedness.

The above description of the Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 22, 2020, the Company issued a press release announcing the ABL Facility and providing a store re-opening update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of June 19, 2020, among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release issued by Bed Bath & Beyond Inc. on June 22, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: June 22, 2020	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)